[Letterhead of Peoples-Sidney]



                                                      For Release:  May 26, 1999
                                                      Contact Douglas Stewart


                     PEOPLES-SIDNEY FINANCIAL CORPORATION
                   ANNOUNCES SECOND STOCK REPURCHASE PROGRAM



Sidney, Ohio May 26, 1999
 NASDAQ ("PSFC")

Douglas Stewart, President of Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association, announced its intention today to commence the repurchase of up to 5% of its outstanding shares in the open market over the next twelve months. The repurchase program is expected to commence after June 1, 1999. These shares will be purchased at prevailing market prices from time to time over a twelve month period depending on market conditions.

Peoples  Federal  serves  Shelby  County  with  offices  located at 101 E. Court
Street, Sidney; 403 S. Pike Street, Anna; and 115 E. Pike Street, Jackson Center, Ohio. The corporation had assets of $109 million and $18 million in shareholder's equity as of March 31, 1999.